Exhibit 99.1

Sino-Global to Launch Highly-Secure NFT Exchange with CyberMiles

ROSLYN, N.Y., March 18, 2021 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global,” the “Company” or “We”) today announced it will launch a new exchange for NFTs (non-fungible tokens) in collaboration with e-commerce public chain CyberMiles. The new NFT exchange will serve as a highly-secure, robust platform for collectors, artists, musicians and investors to create, sell and buy one of a kind, digital content represented as NFTs. The companies expect to officially launch their new NFT platform in July 2021, providing a critical link between the virtual blockchain world and the physical world.

Mr. Lei Cao, Chief Executive Officer of Sino-Global, commented, “NFT is driving the next wave of cryptocurrency adoption, making it a natural extension of Sino-Global’s ongoing diversification and recent investments in the rapidly growing cryptocurrency market. NFT has become one of the most important basic application technologies in the process of social information digitization by enabling the monetization of digital products. We believe NFT and the blockchain that provides the basic technology for it will have a profound and irreversible impact on the transformation from the form of artwork circulation and the transformation of value concepts to the social identity, collaboration and distribution system.”

Mr. Cao continued, “We will continue to strategically invest in growth opportunities that will drive our success over the coming years, as markets, commerce and currencies evolve to meet consumer demands, while working to further accelerate our growth through cooperations with proven partners, like CyberMiles.”

NFT is a global asset system fundamentally built on blockchain technology, ensuring ownership of digital products, scarcity and creative value. The first version of the protocol ERC721 dates back to September 2017 and it became the first used in blockchain game scenarios. The Sino-Global/CyberMiles NFT platform will be based on the CyberMiles team’s years of technical experience and the powerful, high-performance CyberMiles public chain. The new NFT platform is designed to become a continuous optimization iteration, along with the development of NFT and blockchain, into a symbiotic self-driving growth relationship.

About CyberMiles

CyberMiles is a high-performance innovative public blockchain system. As a member of the blockchain that actively participates in the distributed economy and technological ecology, it was the first to propose a high-performance commercial solution for the Ethereum public chain DPOS consensus. This solution has been used for reference by blockchains initiated by Binance and Huobi. As early as 2018, it began to promote and support NFT casting, circulation, and more. CyberMiles is also the first public blockchain to be used in the NFT-ization and auction of artists’ works.

About Sino-Global Shipping America, Ltd. (NASDAQ: SINO)

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. has been diversifying into the fast growing cryptocurrency and NFT (non-fungible tokens) markets, while continuing to support and grow its core shipping, chartering, logistics and related services business. Headquartered in New York, Sino-Global has offices in Los Angeles, Mainland China, Australia, Canada and Hong Kong. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.net.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include SINO’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it will have on SINO’s operations, the demand for SINO’s products and services, global supply chains and economic activity in general. Moreover, the value of cryptocurrencies may fluctuate significantly over time. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Additional information concerning these and other factors that may impact our expectations and projections will be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020. SINO’s SEC filings are available publicly on the SEC’s website at www.sec.gov. SINO disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

David Pasquale

Global IR Partners

New York Office Phone: +1-914-337-8801

SINO@globalirpartners.com